Exhibit (a)(16)

                            SCUDDER INVESTMENT TRUST

                             Redesignation of Series


     The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended (the "Declaration of Trust"), do hereby amend the Establishment and Designation of Series of Shares of Beneficial Interest, $.01 par value, previously filed with the Secretary of the Commonwealth of Massachusetts as follows:

     1. The Fund presently designated as Scudder Dividend + Growth Fund is hereby redesignated Scudder Dividend & Growth Fund, and all other terms and conditions of the Establishment and Designation of Series dated March 20, 1998 remain in effect.

     The foregoing Redesignation of Series shall be effective upon appropriate disclosure in the Trust's effective registration statement under the Securities Act of 1933, or supplement thereto.




/s/Henry P. Becton, Jr.
-----------------------------------
Henry P. Becton, Jr., as Trustee



/s/Dawn-Marie Driscoll
-----------------------------------
Dawn-Marie Driscoll, as Trustee




/s/Peter B. Freeman
-----------------------------------
Peter B. Freeman, as Trustee



/s/George M. Lovejoy, Jr.
-----------------------------------
George M. Lovejoy, Jr., as Trustee



/s/Wesley W. Marple, Jr.
-----------------------------------
Wesley W. Marple, Jr., as Trustee



/s/Daniel Pierce
-----------------------------------
Daniel Pierce, as Trustee

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-----------------------------------
Kathryn L. Quirk, as Trustee



/s/Jean C. Tempel
-----------------------------------
Jean C. Tempel, as Trustee



Dated:   May 18, 1998

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